                                                                    EXHIBIT 7(E)


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSIONER, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF
ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE STOCK PURCHASE AGREEMENT DATED AS OF MARCH 29, 2000, AMONG PRIMEDIA
INC, LIBERTY MEDIA CORPORATION AND LIBERTY DIGITAL, INC., A COPY OF WHICH IS ON FILE WITH THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR
THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE MADE EXCEPT
IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCK PURCHASE
AGREEMENT.  THE HOLDER OF THIS WARRANT AGREES TO BE BOUND BY
ALL OF THE PROVISIONS OF SUCH STOCK PURCHASE AGREEMENT.

                                EXERCISABLE UNTIL
                          12:00 A.M., NEW YORK TIME, on
                                 APRIL 19, 2003

No. of Shares of Common Stock: 1,500,000


                                     WARRANT

                           To Purchase Common Stock of

                                  PRIMEDIA INC.

      This is to certify that LIBERTY PRIME, INC., a Delaware corporation, or its registered assigns, is entitled at any time prior to the Expiration Date (as hereinafter defined), to purchase from PRIMEDIA INC., a Delaware corporation (the "Company"), up to ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares of common stock, par value $0.01 per share, (the "Common Stock") (subject to adjustment), in whole or in part, at a purchase price of $25.00 per share (subject to adjustment) (the "Exercise Price"), upon surrender of this Warrant Certificate, together with the attached Subscription Form duly executed, and payment of the Exercise Price at the principal office of the Company, but subject to the terms and conditions set forth herein and in the Warrant Agreement dated as of April 19, 2000, between the Company and the holder (the "Warrant Agreement"). Payment of the Exercise Price shall be made, at the option of Holder, in cash, by a certified or official check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose

      This Warrant may be exercised at such times and in such amounts as are provided for in the Warrant Agreement. Each Warrant not exercised prior to 12:00 a.m. on April 19, 2003, shall become invalid and all rights hereunder, and all rights in respect thereof under the Warrant Agreement, shall cease as of that time.

      The Warrants evidenced by this Warrant Certificate issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligation, duties and immunities thereunder of the Company and the Holders of the Warrants. A copy of the Warrant Agreement may be obtained by the holder(s) hereof upon written request directed to the Company.

      The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable upon exercise of the Warrants may, subject to certain conditions, be adjusted.

      Upon due presentment for registration of transfer of this Warrant Certificate at the principal office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax imposed in connection therewith which is not payable by the Company pursuant to Section 5.3 of the Warrant Agreement.

      Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

      The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      All terms used in this Warrant Certificate which are not defined herein and are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: April 19, 2000

                                             PRIMEDIA INC.



                                             By:_______________________________
                                                Name:
                                                Title:

                                SUBSCRIPTION FORM

              [To be executed only upon exercise of the Warrants.]

      The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of [up to] ______________ shares of Common Stock of PRIMEDIA INC., and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant Certificate and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________________ whose address is ___________________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant Certificate, that a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


-------------------------------------
     (Name of Registered Owner)



-------------------------------------
  (Signature of Registered Owner)


-------------------------------------
        (Street Address)


-------------------------------------
 (City)     (State)     (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM


      FOR VALUE RECEIVED the undersigned registered owner of this Warrant Certificate hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the number of shares of Common Stock set forth below:


                                            No. of Shares of
Name and Address of Assignee                of Common Stock
----------------------------                -----------------



and does hereby irrevocably constitute and appoint ___________________________ attorney-in-fact to register such transfer on the books of PRIMEDIA INC. maintained for the purpose, with full power of substitution in the premises.


Dated:_________________________

Name:__________________________
            (Print)

Signature:_____________________

Witness:_______________________


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.